Park National Corporation P A R K N A T I O N A L C O R P O R A T I O N

Safe Harbor Statement P A R K N A T I O N A L C O R P O R A T I O N 2 • This presentation contains forward-looking statements that are provided to assist in the understanding of anticipated future financial performance and the plans, expectations, projections, and benefits of the recently completed merger (the “Merger”) of Park National Corporation (“Park”) and First Citizens Bancshares, Inc. (“First Citizens”). Forward-looking statements provide current expectations or forecasts of future events and are not guarantees of future performance. The forward-looking statements are based on management’s expectations and are subject to a number of risks and uncertainties, including those described in Park's Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as updated by our filings with the SEC. Although management believes that the expectations reflected in such forward- looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements. • Risks and uncertainties that could cause actual results to differ include, without limitation: (1) the ability to execute our business plan successfully and manage strategic initiatives; (2) the impact of current and future economic and financial market conditions, including unemployment rates, inflation, interest rates, supply-demand imbalances, and geopolitical matters; (3) factors impacting the performance of our loan portfolio, including real estate values, financial health of borrowers, and loan concentrations; (4) the effects of monetary and fiscal policies, including interest rates, money supply, and inflation; (5) changes in federal, state, or local tax laws; (6) the impact of changes in governmental policy and regulatory requirements on our operations; (7) changes in consumer spending, borrowing, and saving habits; (8) changes in the performance and creditworthiness of customers, suppliers, and counterparties; (9) increased credit risk and higher credit losses due to loan concentrations; (10) volatility in mortgage banking income due to interest rates and demand; (11) adequacy of our internal controls and risk management programs; (12) competitive pressures among financial services organizations; (13) uncertainty regarding changes in banking regulations and other regulatory requirements; (14) our ability to meet heightened supervisory requirements and expectations; (15) the impact of changes in accounting policies and practices on our financial condition; (16) the reliability and accuracy of assumptions and estimates used in applying critical accounting estimates; (17) the potential for higher future credit losses due to changes in economic assumptions; (18) the ability to anticipate and respond to technological changes and our reliance on third-party vendors; (19) operational issues related to and capital spending necessitated by the implementation of information technology systems on which we are highly dependent; (20) the ability to secure confidential information and deliver products and services through computer systems and telecommunications networks; (21) the impact of security breaches or failures in operational systems; (22) the impact of geopolitical instability and trade policies on our operations including the imposition of tariffs and retaliatory tariffs; (23) the impact of changes in credit ratings of government debt and financial stability of sovereign governments; (24) the effect of stock market price fluctuations on our asset and wealth management businesses; (25) litigation and regulatory compliance exposure; (26) availability of earnings and excess capital for dividend declarations; (27) the impact of fraud, scams, and schemes on our business; (28) the impact of natural disasters, pandemics, and other emergencies on our operations; (29) potential deterioration of the economy due to financial, political, or other shocks; (30) impact of healthcare laws and potential changes on our costs and operations; (31) the ability to grow deposits and maintain adequate deposit levels, including by mitigating the effect of unexpected deposit outflows on our financial condition; (32) the possibility that the anticipated benefits of the Merger, including anticipated cost savings and strategic gains, are not realized when expected or at all; (33) the possibility that the integration of the two companies may be more difficult, time-consuming or costly than expected; (34) the impact of purchase accounting with respect to the Merger, or any change in the assumptions used regarding the assets acquired and liabilities assumed to determine their fair value and credit marks; (35) potential adverse reactions of Park’s or First Citizens’ customers or changes to business or employee relationships, including those resulting from the completion of the Merger; (36) risks relating to the dilutive effect of shares of Park’s common stock that were issued in the Merger; and (37) other risk factors related to the banking industry.

Disclaimer Non-GAAP Financial Measures This presentation contains certain financial information determined by methods other than in accordance with accounting principles generally accepted in the U.S. (“GAAP”). Management believes that the disclosure of these “non-GAAP” financial measures presents additional information which, when read in conjunction with Park’s consolidated financial statements prepared in accordance with GAAP, assists in analyzing Park’s operating performance, ensures comparability of operating performance from period to period, and facilitates comparisons with the performance of Park’s peer financial holding companies, while eliminating certain non-operational effects of acquisitions. Additionally, Park believes this financial information is utilized by regulators and market analysts to evaluate a company’s financial condition, and therefore, such information is useful to investors. The non-GAAP financial measures should not be viewed as substitutes for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. A reconciliation from the most directly comparable GAAP financial measures to the non-GAAP financial measures used in this presentation is provided on pages 40 to 42 of this presentation. P A R K N A T I O N A L C O R P O R A T I O N 3

Snapshot • As of December 31, 2025, Park National Corporation (NYSE American: PRK) was a $9.8 billion asset financial holding company headquartered in Newark, OH, and it conducts banking operations through its wholly-owned subsidiary, The Park National Bank. • On February 1, 2026, PRK closed the previously announced deal to acquire First Citizens Bancshares, Inc., the parent company of First Citizens National Bank, a Tennessee headquartered bank with $2.6 billion in assets, through a merger. See slides 9 through 14 for details of this combination. • Long-tenured management team helps to sustain unique culture. Our senior leaders have been with PRK for an average of 20 years. • Consistently in the top quartile of profitability. For the year ended 2025, PRK generated a 1.78% return on average assets(1) and 15.76% return on average tangible common equity(1). • High-quality funding base. 32% of PRK’s total deposits are non-interest bearing. PRK’s low-cost, core deposit funding profile supports durable net interest margin and extended trend of stable operating results. • Diversified revenue sources. Over 21% of PRK’s revenues come from fee income. • Historically strong credit quality. PRK’s net charge-offs have historically and currently been well below peer levels. • Strong capital base. PRK has a 14.0% CET1(2) ratio (600+ bps above the minimum regulatory requirement). P A R K N A T I O N A L C O R P O R A T I O N 4 (1) See “Reconciliation of Non-GAAP Financial Measures” shown on pages 40 to 42. (2) Capital ratios are draft figures. Note: Financial data as of December 31, 2025 unless otherwise noted; Source: S&P Global Market Intelligence.

P A R K N A T I O N A L C O R P O R A T I O N Overview of Park National Corporation

Overview of Park National Corporation

Company Overview

- Park's bank subsidiary, The Park National Bank, is headquartered in Newark, Ohio and was founded in 1908.
- $9.8 billion total assets and $9.3 billion assets under management[1] at December 31, 2025.
- Park common shares are publicly traded under the symbol "PRK" on NYSE American.
- Diversified revenue base with approximately 21.5% non-interest income to operating revenue[5] ratio for the year ended December 31, 2025.
- Diversified loan portfolio funded with customer deposits.
- Historical net charge-offs well below Proxy Peer Group average.
- Low-cost funding profile supports durable net interest margin and extended trend of stable operating results.
- Of Park's $8.2 billion in total deposits, 32% of those are non-interest bearing.



	Year Ended		
$ in millions	12/31/2023	12/31/2024	12/31/2025
Total Assets	$ 9,837	$ 9,805	$ 9,805
Total Loans (Gross)	7,476	7,817	8,051
Total Deposits	8,043	8,144	8,244
Total Shareholders' Equity	1,145	1,244	1,353
Total Equity / Total Assets	11.64%	12.69%	13.80%
TE / TA (2) (5)	10.14%	11.21%	12.35%
ACL / Loans (5)	1.12%	1.13%	1.15%
NPAs / Total Assets (3) (5)	0.62%	0.70%	0.69%
Net Interest Margin (4)	4.11%	4.41%	4.75%
ROAA (5)	1.27%	1.53%	1.78%
Return on Average Equity	11.55%	12.65%	13.80%
ROATE (2) (5) (6)	13.60%	14.65%	15.76%

(1) Market value of assets under management.
(2) See "Reconciliation of Non-GAAP Financial Measures" shown on pages 40 to 42.
(3) NPAs exclude loans 90+ days past due.
(4) Net interest margin shown on a fully taxable equivalent basis assuming a 21% corporate federal income tax rate.
(5) Definitions: TE – Tangible Equity; TA – Tangible Assets; ACL – Allowance for Credit Losses; NPA – Non-Performing Assets, ROAA – Return on Average Assets; ROATE – Return on Average Tangible Equity; Operating Revenue = Non-Interest Income + Net Interest Income
(6) For the purpose of calculating the return on average tangible equity, a non-U.S. GAAP financial measure, net income for each period is divided by average tangible equity during the period.
Note: Financial data as of December 31, 2025 unless otherwise noted; Source: S&P Global Market Intelligence.

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PARK NATIONAL CORPORATION

Attractive Geographic Footprint



Ohio
North Carolina
Kentucky
South Carolina
Tennessee

Overview

- Distinct operating regions provide for attractive mix of customers and demographic opportunities.
- Park entered several new geographic markets in the last 6-7 years via acquisitions and de novo branch openings.
  - These new markets have strong population growth and low rates of unemployment[3].
  - Combined with Park's solid deposit franchise, these expansion markets present a promising opportunity for customer and revenue growth.

Region	Deposits	Trust AUM[1]	Full-Time[2] Employees	Counties Served	Offices
Western Ohio	$1.67B	$1.62B	164	6	20
Northern Ohio	$1.85B	$1.57B	199	7	22
Metro	$1.10B	$1.34B	190	7	14
Central Ohio	$2.00B	$3.71B	169	4	15
Eastern Ohio	$898M	$1.02B	83	4	9
Carolina	$629M	$62M	82	6	7
Tennessee [4]	$2.26B	$290M	154	11	27

November 2025 Unemployment Rate (%)[3]



4.0%
4.2%
3.8%
3.6%
4.0%
4.4%
ASHEVILLE, NC
CHARLOTTE, NC
CINCINNATI, OH
COLUMBUS, OH
LOUISVILLE, KY
USA

(1) Market value of assets under management.
(2) Full-time employees do not include 943 full-time employees at Park's operational support centers.
(3) Source: Bureau of Labor Statistics; National unemployment data as of December 2025.
(4) Tennessee is based on First Citizens' standalone information since the merger was not completed by December 31, 2025.
Note: Financial data as of December 31, 2025 unless otherwise noted.

7

PARK NATIONAL CORPORATION

• Strong history of operating in Park’s regional bank model. • Regional leadership team averages approximately 30 years of banking experience and 22 years of leadership tenure with Park. P A R K N A T I O N A L C O R P O R A T I O N 8 Community Bank Regions Name Position Age Years with PNB (1) Years in Industry Jeff D. Agee CEO - Tennessee Region 65 43 43 John A. Brown Market President - Central Ohio Region & Regional Banking Director 56 34 34 James T. (Tim) Camp Market President - Carolina Region 59 19 36 Bryant W. Fox Market President - Cincinnati 37 13 13 Chris R. Hiner Market President - Northern Ohio Region & Director of Home Lending 42 20 20 W. Andrew Holden Market President - Louisville 51 7 29 Tim J. Ignasher Market President - Charlotte 64 9 35 Patrick L. Nash Market President - Eastern Ohio Region 61 38 38 Patrick K. Rastatter Market President - Western Ohio Region 47 20 20 Brady E. Waltz Market President - Columbus & Chief Commercial Banking Officer 54 18 32 (1) Years with PNB includes years served at an acquired bank.

Park M&A Strategy Two-prong strategy guidelines: 1. Traditional M&A • Strong franchise, good reputation and asset quality • Competitive market share • Continuity of management and leadership • Traditional community bank structure • Sticky, low-cost core deposits • Disciplined approach to pricing and diligence 2. Metro Strategy • Certain attractive markets in the Midwest, Southeast, and Mid- Atlantic regions • De novo branching – mirror successful Columbus, Ohio and Louisville, Kentucky de novo offices • Partner with banks that have the following characteristics: • Consistent loan growth • Acceptable asset quality • Existing trust and wealth management business, or the potential to grow the business in those areas • Commercial focus with potential to grow consumer • Proven leadership team P A R K N A T I O N A L C O R P O R A T I O N 9 • What We Seek: Opportunities that align with our traditional M&A and Metro Strategy expansion guidelines • Tennessee Market: For the past decade, PRK has focused on and openly communicated its desire to expand into Tennessee, which it has accomplished with the acquisition of First Citizens • Crossing $10B Assets: PRK has been preparing to cross $10 billion in assets for over 5 years and has communicated that it planned to cross organically in Q1 2026. The acquisition of First Citizens cemented PRK’s asset size at over $10 billion. • Market Expansion: Expansion to Louisville, KY and acquisitions in Charlotte and Asheville, NC and upstate SC (Spartanburg, Greenville) reflect PRK's consistent strategy of market extension into attractive new markets with strong local leadership.

First Citizens Bancshares, Inc. | Company Overview

Company Overview

1889
Year Founded

Dyersburg, TN
Headquarters

5th in Deposits[1]
TN Community Banks

- **Dyersburg, TN:** Like many current PRK markets, FIZN has #1 deposit market share in its headquarter MSA
- **Concentrated in Attractive Markets**: Memphis, Nashville, Chattanooga, and Cleveland
- **Compelling Loan Growth**[(2)]: 7.6% compounded annual growth rate over the past 10 years
- **Consistent Deposit Growth**[(2)]**:** 5.4% compounded annual growth rate over the past 10 years
- **Excess Liquidity:** Approximately $600 million excess deposits, which PRK expects to utilize for loan growth in the combined franchise
- **Pristine Credit**[(2)]: Average NCO / Average Loans of 0.06% in the last 10 years

Overview of Branch Locations



FIZN (24)
Headquarters
St Louis
Louisville
KENTUCKY
Nashville
Knoxville
Chattanooga
Greenville
Charlotte
Greensboro
Columbia
Atlanta
Birmingham

Financial Highlights

	2022	2023	2024	2025
Balance Sheet				
Total Assets	$2,404	$2,391	$2,506	$2,658
Gross Loans (Inc. HFS)	$1,336	$1,405	$1,487	$1,591
Total Deposits	$2,076	$2,028	$2,151	$2,262
Tangible Common Equity	$131	$158	$158	$202
Profitability				
ROAA	1.18%	0.80%	0.72%	0.94%
ROAE	15.5%	11.6%	9.6%	11.9%
Efficiency Ratio	59.9%	69.9%	73.2%	65.9%

Deposit Market Share by MSA [(3)]

MSA	Market Rank	Branch Count	Deposits	Market Share	% of National Franchise
Dyersburg, TN	1	4	$705	64.7%	32.3%
Memphis, TN-MS-AR	15	7	$601	1.4%	27.5%
Cleveland, TN	4	4	$365	13.2%	16.7%
Union City, TN	1	2	$184	21.3%	8.4%
Nashville-Davidson-Murfreesboro-Franklin, TN	45	3	$153	0.2%	7.0%
Martin, TN	6	1	$58	6.9%	2.7%
Chattanooga, TN-GA	24	2	$39	0.3%	1.8%
Jackson, TN	16	1	$35	0.8%	1.6%

1) Based on total deposits. Community bank defined as less than $25bn in total assets; Excludes mutual holding companies
2) As of September 30, 2025
3) Deposit market share data as of June 30, 2025 per FDIC
Note: Financial data as of December 31, 2025.
Source: S&P Capital IQ Pro

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PARK NATIONAL CORPORATION

Note: Deposit market share data as of June 30, 2025 per FDIC; Balances exclude purchase accounting adjustments Source: S&P Capital IQ Pro, data as of September 30, 2025. Acquisition of First Citizens | Expansion into Attractive Markets PRK has expanded into the attractive Tennessee market with a quality, established franchise, creating opportunity to further scale relationships 71.3% 20.4% 5.1% 2.9% 0.3% Ohio Tennessee South Carolina North Carolina Kentucky D ep os its 6.1% 5.1% 3.9% 1.8% 0.6% 0.0% 2.0% 4.0% 6.0% 8.0% South Carolina North Carolina Tennessee Kentucky Ohio 13.7% 13.5% 12.9% 12.1% 9.2% 0.0% 5.0% 10.0% 15.0% 20.0% South Carolina North Carolina Tennessee Ohio Kentucky Projected Population Growth ‘26 – ‘31 Projected Household Income Growth ‘26 – ‘31 ~$10B Deposits Pro Forma Deposit Mix • Attractive markets that PRK intends to invest in and grow post-closing • PRK’s proactive M&A strategy is positioning the firm to capture significant upside in the growing Tennessee markets • Tennessee projected household income and population growth exceeds PRK’s core Ohio market PRK (84) FIZN (24) 11

Park & First Citizens | Key Transaction Terms (from Announcement on October 27, 2025)

Transaction Structure & Timing	• 100% stock consideration • Fixed exchange ratio of 0.5200x PRK shares for each FIZN share (amortized over 10 years, sum-of-years-digits) • Anticipated system integration will occur Q3 2026
Transaction Value & Multiples [1] [2]	• Aggregate Transaction Value: approximately $324.1 million • Per Share Consideration: approximately $82.96 • Price / Tangible Book Value Per Share of 168% • Price / LTM EPS of 13.5x • Price / 2026E EPS + fully phased cost savings of 7.4x • Pay-to-Trade ratio of 76%
Personnel and Projected Ownership	• PRK named FIZN's former CEO and Chairman, Jeff Agee, as CEO of the newly formed Tennessee Region of PNB • PRK added Jeff Agee to PRK's board of directors • Proforma ownership of approximately 89% per-merger PRK / 11% former FIZN shareholders
Earnings & Cost Savings [3]	• Cost savings of 30% of FIZN's noninterest expense base (50% realized in 2026, 100% thereafter) • Pre-tax transaction costs of $36.2 million: $28.7 million recognized at close, $5.4 million in Year 1, and $2.1 million in Year 2 • Core deposit intangible of 3.0% of FIZN's core deposits. • $60.1 million unrealized AFS loss already in equity, accreted over 5.5 years using the straight-line methodology • Likely liquidation of approximately $100 million of FIZN's lower yielding securities and pay down/off high-cost funding (incremental pre-tax loss of $1.4 million from sale) • Approximately $2.4 million (FIZN) and $14.5 million (PRK) fully phased-in pre-tax reduction in non-interest income related to Durbin interchange impact

PRO FORMA
Estimates at Close

2026E EPS Accretion[3]	**15%**
TBV Impact	**Slightly Accretive**
Total Assets	**$12.7B**
Internal Rate of Return	**20%**
TCE / TA	**11%**
CET1 Ratio	**13%**
Total Risk-Based Capital Ratio	**14%**

1) Based on FIZN common and Class A shares outstanding of 3,824,578
2) Based on PRK's closing stock price of $162.94 as of February 1, 2026
3) For illustrative purposes, excludes transaction expenses, assumes transaction closes on December 31, 2025, and cost savings are fully phased-in

Note: Financial data as of September 30, 2025; S&P Capital IQ Pro

12
PARK NATIONAL CORPORATION

MRQ Pro Forma ¹ Yield on Loans: 6.37% Yield on Loans: 6.43% Yield on Loans: 6.38% Cost of Deposits: 1.19% Cost of Deposits: 2.50% Cost of Deposits: 1.46% Lo an C om po si tio n D ep os it C om po si tio n 26% 3% 25% 9% 5% 2% 29% 1-4 Multi CRE C&I C&D Farm + Ag. Cons. + Other 22% 5% 45% 6% 13% 6% 3% 1-4 Multi CRE C&I C&D Farm + Ag. Cons. + Other 25% 4% 28% 9% 7% 3% 25% 1-4 Multi CRE C&I C&D Farm + Ag. Cons. + Other 16% 7% 44% 15% 17% Nonint. Bearing Trans. MMDA + Savings Retail Jumbo 29% 17% 40% 9% 6% Nonint. Bearing Trans. MMDA + Savings Retail Jumbo 32% 20% 39% 7% 3% Nonint. Bearing Trans. MMDA + Savings Retail Jumbo 1) Composition and balances exclude purchase accounting adjustments Note: Loan and Deposit composition per regulatory data; Financial data as of June 30, 2025; Total percentages may not sum to 100% due to rounding Source: S&P Capital IQ Pro Park & First Citizens | Pro Forma Loans and Deposits $8.0B Loans $8.2B Deposits $1.6B Loans $9.5B Loans $10.4B Deposits $2.2B Deposits 2025Q2 Pro Forma Loan and Deposit Composition 13

1) For illustrative purposes, excludes transaction expenses, assumes transaction closes on December 31, 2025, and cost savings are fully phased-in Park & First Citizens | Summary Crossing $10B Assets Cultural Fit Footprint Expansion Upside Opportunity Financially Attractive+ • Continues PRK’s expansion strategy into higher-growth, demographically attractive markets • Proactive preparation over the last five years with considerable investments • Incremental earnings from the transaction offset the financial impacts of crossing $10 billion. Does not accelerate Durbin impact as PRK expected to go over $10 billion in Q1 2026. • 15% 2026E EPS accretion¹ and slightly accretive to tangible book value • 20% internal rate of return • All-stock transaction utilizes PRK’s currency and maintains strong capital ratios • Opportunity to further FIZN’s growth momentum and offer PRK’s full product suite to FIZN’s customer base • Consistent approach to care for all stakeholders, including associates, customers, communities and shareholders • History of being focused on personal service and community involvement • Principles and core values are closely aligned 14

P A R K N A T I O N A L C O R P O R A T I O N Financial Summary

2025 Fourth Quarter Highlights P A R K N A T I O N A L C O R P O R A T I O N 16 • Park’s Consolidated Capital Ratios (2) at December 31, 2025: – Total Shareholders’ Equity to Total Assets of 13.80% – Tangible Common Equity to Tangible Assets of 12.35%(1) – Leverage Ratio of 12.11% – Total Risk-Based Capital Ratio of 15.13% • Book value per common share grew to $84.14 at December 31, 2025 from $82.87 at September 30, 2025. • Tangible book value per common share(1) grew to $74.06 at December 31, 2025 from $72.77 at September 30, 2025. • Net income was reported at $42.6 million for Q4 2025 compared to $47.2 million for Q3 2025. • Net interest margin was reported at 4.88% at December 31, 2025 compared to 4.72% at September 30, 2025, quarter to date. • Pre-tax, pre-provision income (“PTPP”)(1) was reported at $56.5 million for Q4 2025 compared to $62.1 million for Q3 2025. • Provision for credit losses of $3.8 million for Q4 2025 compared to $4.0 million for Q3 2025. • Loans grew to $8.05 billion at December 31, 2025 from $7.99 billion at September 30, 2025. • ACL / Loans was reported at 1.15% at both December 31, 2025 and September 30, 2025. Park Performance Summary (1) (1) See “Reconciliation of Non-GAAP Financial Measures” shown on pages 40 to 42. (2) Capital ratios are draft figures.

Strong Balance Sheet P A R K N A T I O N A L C O R P O R A T I O N 17 Total Assets Total Loans (excluding PPP) (1) Total Deposits (includes off balance sheet) (2) Total Shareholders’ Equity (Dollars in millions) (Dollars in millions) (Dollars in millions) (Dollars in millions) (1) Excludes PPP loans of $0.2MM, $1MM, $2MM, $4MM and $74MM at end of 2025Y, 2024Y, 2023Y, 2022Y and 2021Y, respectively. (2) Includes off balance sheet deposits of $105MM, $115MM, $1MM, $196MM and $983MM at end of 2025Y, 2024Y, 2023Y, 2022Y and 2021Y, respectively. (3) CAGR = Compound annual growth rate, a calculation of annual growth that considers compounding balances. CAGR(3) 4.3% CAGR(3) 5.0% $9,560 $9,855 $9,837 $9,805 $9,805 2021Y 2022Y 2023Y 2024Y 2025Y $6,797 $7,138 $7,474 $7,816 $8,051 2021Y 2022Y 2023Y 2024Y 2025Y $8,888 $8,431 $8,044 $8,259 $8,349 2021Y 2022Y 2023Y 2024Y 2025Y $1,111 $1,069 $1,145 $1,244 $1,353 2021Y 2022Y 2023Y 2024Y 2025Y

Efficiency Ratio & Non-Int. Exp. / Avg. Assets(1) Strong Earnings P A R K N A T I O N A L C O R P O R A T I O N 18 (Dollars in millions) Net Income, ROAA & ROATE(1) Non-Interest Income / Operating Revenue (2) Pre-Tax, Pre-Provision Income / Avg. Assets(1) (1) See Reconciliation of Non-GAAP Financial Measures shown on pages 40 to 42. (2) The decrease of non-interest income for 2023 includes a loss on sale of debt securities of $7.9MM. Note: Financial data as of December 31, 2025 unless otherwise noted. (Dollars in millions) (Dollars in millions) $153.9 61.3% 61.2% 65.9% 61.4% 57.9% 2.88% 2.97% 3.11% 3.25% 3.21% 2021Y 2022Y 2023Y 2024Y 2025Y Efficiency Ratio Non-Int. Exp. / Avg. Assets $129.9 $135.9 $92.6 $122.6 $119.9 $329.9 $347.1 $373.1 $398.0 $437.3 28.3% 28.1% 19.9% 23.5% 21.5% 2021Y 2022Y 2023Y 2024Y 2025Y Net Interest Income Non-Interest Income Non-Interest Income / Op. Rev. $153.9 $148.4 $126.7 $151.4 $180.1 1.6% 1.5% 1.3% 1.5% 1.8% 17.2% 16.3% 13.6% 14.7% 15.8% – $20.0 $40.0 $60.0 $80.0 $100.0 $120.0 $140.0 $160.0 $180.0 $200.0 2021Y 2022Y 2023Y 2024Y 2025Y – 4.0% 8.0% 12.0% 16.0% 20.0% Net Income ROAA ROATE $176.3 $185.0 $156.5 $199.3 $232.8 1.79% 1.84% 1.57% 2.01% 2.30% ($40.0) $10 .0 $60 .0 $11 0.0 $16 0.0 $21 0.0 $26 0.0 1.0 0% 1.2 0% 1.4 0% 1.6 0% 1.8 0% 2.0 0% 2.2 0% 2.4 0% 2021Y 2022Y 2023Y 2024Y 2025Y PPNR PPNR/Avg. Assets

Stable Net Interest Margin P A R K N A T I O N A L C O R P O R A T I O N 19 Asset Yields, Liability Costs, and Net Interest Margin(1) (1) Net interest margin shown on a fully taxable equivalent basis assuming a 21% corporate federal income tax rate. See “Reconciliation of Non-GAAP Financial Measures” shown on pages 40 to 42. 3.86% 4.14% 5.18% 5.78% 5.90% 3.69% 3.80% 4.11% 4.41% 4.75% 0.28% 0.54% 1.67% 2.08% 1.77% 0.08% 0.25% 1.01% 1.36% 1.18% 0.12% 0.39% 1.52% 1.97% 1.71% – 1.00% 2.00% 3.00% 4.00% 5.00% 6.00% 7.00% FY2021 FY2022 FY2023 FY2024 FY2025 Interest Earning Asset Yield (%) Net Interest Margin (%) Interest Bearing Liability Cost (%) All Deposit Cost (%) Interest Bearing Deposit Cost (%)

Diverse Fee Income

Overview

- The business lines responsible for generating the majority of fee income are wealth management, mortgage banking, and retail banking (interchange fees).
- Diversified revenue base with approximately 21.5% non-interest income to operating revenue ratio for the year ended December 31, 2025.
- Anchored by wealth management business line, that had aggregate assets under management of $9.3 billion(1) at December 31, 2025.

Non-Interest Income / Operating Revenue



(Dollars in millions)
Net Interest Income
Non-Interest Income (2)
Non-Interest Income / Op. Rev.
28.3%
28.1%
19.9%
23.5%
21.5%
$329.9
$347.1
$373.1
$398.0
$437.3
$129.9
$135.9
$92.6
$122.6
$119.9
2021Y
2022Y
2023Y
2024Y
2025Y

Sources of Non-Interest Income (YTD)



Other Fee Income 14%
BOLI 6%
Fiduciary Activities 38%
Interchange Income 22%
Other Service Income 12%
Service Charges 8%

(1) Market value of assets under management.
(2) Fluctuations driven heavily by increased mortgage fees in 2021 due to increased mortgage originations. 2022 included $12.0MM of OREO valuation markups and $5.6MM of OREO gains related to Vision Bank. 2023 included a loss on sale of debt securities of $7.9MM. 2024 included a pension settlement gain of $6.1MM and a 19.8% increase from wealth management compared to the prior year.

Note: Financial data as of December 31, 2025 unless otherwise noted.

20
PARK NATIONAL CORPORATION

Disciplined Approach to Managing Operating Expenses P A R K N A T I O N A L C O R P O R A T I O N 21 Efficiency Ratio & Non-interest Expense Non-interest Expense Composition (YTD) Note: Financial data as of December 31, 2025 unless otherwise noted. (Dollars in millions) • Significant investment in people, processes, and technology over the last five years to prepare for crossing $10 billion. • Well positioned for growth. • Engaged Promontory to help with a framework for investments in Enterprise Risk Management, Compliance and Operating efficiency. • Includes investments in digital, data science and customer experience to position the organization for growth. $283.5 $298.0 $309.2 $321.3 $324.4 61.3% 61.2% 65.9% 61.4% 57.9% 2021 2022 2023 2024 2025 Non-interest Expense Efficiency Ratio Salaries & Benefits 59% Occupancy 4% FF&E 3% Data Processing 14% Professional Fees 10% Insurance 2% Other Non- interest Expense 8%

High Quality Capital Structure P A R K N A T I O N A L C O R P O R A T I O N 22 Common Equity Tier 1 Allowance for Credit Losses Capital figures as of December 31, 2025 are draft. Note: Financial data as of December 31, 2025 unless otherwise noted. ACL $98.2 Common Equity Tier 1 $1,201.9 1 Regulatory Capital at December 31, 2025 (Dollars in millions)

Robust Capital Ratios P A R K N A T I O N A L C O R P O R A T I O N 23 (1) Adequately capitalized thresholds plus capital conservation buffer of 2.5%. (2) Regional Peer Group was used, as defined in the 2025 proxy. PRK’s 2025 Q4 data above is compared to peer median data as of 2025 Q3. (3) The decline in Total Risk-based Capital in 2025 was due to the payoff of $175MM of subordinated debt and $15MM of trust preferred securities. Note: All ratios presented are as of the end of the period. Note: Financial data as of December 31, 2025 unless otherwise noted. Note: Capital ratios at 2025 Q4 are draft figures for Park. Tier 1 Leverage Ratio Common Equity Tier 1 Ratio Tier 1 Risk-based Capital Ratio Total Risk-based Capital Ratio (3) Regulatory Minimums(1) (1) (1) (1) (1) Peer Median Data(2) 9.8% 9.9% 10.7% 11.5% 12.1% 4.0% – 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% 14.0% 2021Q4 2022Q4 2023 Q4 2024 Q4 2025 Q4 12.4% 12.6% 12.8% 13.3% 14.0% 7.0% – 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% 14.0% 16.0% 2021Q4 2022Q4 2023 Q4 2024 Q4 2025 Q4 12.6% 12.8% 13.0% 13.5% 14.0% 8.5% – 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% 14.0% 16.0% 2021Q4 2022Q4 2023 Q4 2024 Q4 2025 Q4 16.1% 16.1% 16.2% 16.6% 15.1% 10.5% 9.0% 10.0% 11.0% 12.0% 13.0% 14.0% 15.0% 16.0% 17.0% 2021Q4 2022Q4 2023 Q4 2024 Q4 2025 Q4

High-Quality and Diversified Loan Portfolio



Leases
0%
Commercial, Financial, and Agricultural
15%
Commercial Real Estate
27%
Construction Real Estate
5%
Residential Real Estate
30%
Consumer
23%

Total Loan Portfolio: $8.05B
QTD Yield on Loans: 6.34%

- Park has a well-secured loan portfolio with geographic and asset class diversity.
- Out-of-market portfolio is largely limited to specialty lending, which has conservative underwriting and is subject to intensive loan monitoring.
- 46% of the loan portfolio has fixed interest rates with a weighted average contractual life of 86 months; the remaining 54% of the portfolio consists of variable rate loans with a weighted average reprice of 28 months.
- Included in commercial, financial, and agricultural loans were loans originated through two specialty business lines:
  - $338.8 million in loans originated through Scope Leasing, Inc.
  - $274.0 million in structured finance loans.
- 2% of total loans were agriculture related[1].
- 33% of commercial real estate loans were owner-occupied.
- $323.2 million of commercial real estate loans were fully or partially collateralized by non-owner-occupied office space. Of this amount, $320.8 million were accruing.

(1) Agriculture related loans include farm loans and agricultural production loans.
Note: Financial data as of December 31, 2025 unless otherwise noted.

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PARK NATIONAL CORPORATION

Healthy Allowance Levels Safeguard Shareholders’ Equity P A R K N A T I O N A L C O R P O R A T I O N 25 Allowance / Total LoansOverview • Allowance for credit losses was 1.15% of total loans as of December 31, 2025. • Conservative classification of commercial loans and prudent identification of problem credits. Provision / Net Charge-Offs (1) (1) Park was in a net recovery position for the fiscal year ended December 31, 2021. $6,871 $7,142 $7,476 $7,817 $8,051 1.21% 1.20% 1.12% 1.13% 1.15% 2021 Q4 2022 Q4 2023 Q4 2024 Q4 2025 Q4 (Dollars in millions) Total Loans ACL / Loans – 1.9x 0.6x 1.4x 1.8x FY 2021 FY 2022 FY 2023 FY 2024 FY 2025 N.M. $ in thousands Net Charge-Off (Recovery) as % of Total Loans Net Charge-Off (Recovery) FY 2025 0.08% 6,481$ FY 2024 0.14% 10,322 FY 2023 0.07% 4,921 FY 2022 0.03% 2,375 FY 2021 -0.05% (3,348)

Stable Asset Quality

Overview

- Conservative underwriting and strong asset quality.
- Of the $66.5 million in nonaccrual loans, $50.5 million, or about 75.9%, were current with contractual payments at December 31, 2025.

NPAs / Total Assets (1)



0.80%
0.82%
0.62%
0.70%
0.69%
2021Q4
2022Q4
2023Q4
2024Q4
2025Q4

Classified Loans(2) / Tier 1 Capital + ACL



7.27%
7.27%
4.25%
4.61%
3.77%
2021Q4
2022Q4
2023Q4
2024Q4
2025Q4

(1) NPAs exclude accruing troubled debt restructuring loans and loans 90+ days past due.
(2) Classified loans are defined as those rated substandard or individually evaluated - nonaccrual, excluding accruing purchase credit deteriorated (PCD) loans associated with the acquisitions of NewDominion Bank and CAB Financial Corporation.

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PARK NATIONAL CORPORATION

Stable, Low-Cost Core Deposits P A R K N A T I O N A L C O R P O R A T I O N 27 • With minimal reliance on costly time deposits and a relatively high level of non-interest bearing deposits, Park has cultivated a loyal and low-cost source of funds. • Non-interest bearing deposits represented 32% of total deposits. • Public funds made up $1.3 billion, or approximately 16%, of on and off balance sheet deposits. • Uninsured deposits totaled approximately $1.5 billion, or 18.5% of total deposits. This $1.5 billion included $382.6 million of deposits which were over $250,000, but were fully collateralized by Park’s investment securities portfolio. Total Deposits: $8.2 billion QTD Cost of Interest Bearing Deposits: 1.61% QTD Cost of Total Deposits: 1.10% Non-CD/Brokered Deposits over Total Deposits: 90% Note: Financial data as of December 31, 2025 unless otherwise noted. Non-interest Bearing 32% Transaction 25% Savings 34% Brokered/BID Deposits 0% CDs 9%

High Quality Securities Portfolio



Corporate Debt Securities 3%
Collateralized Loan Obligations 8%
States & Political Subdivisions 31%
Agency Mortgage-Backed Securities 58%

QTD Yield on Securities: 2.84%
Total Debt Securities: $688.7 million

- Park's investment securities portfolio is highly rated(1):
  - 77.8% are AAA rated or Agency Backed
  - 19.2% are AA+, AA, AA-, or A- rated
  - 3.0% are BBB, BBB-, or Not Rated
- 8.2% of the portfolio is floating rate.
- All mortgage-backed securities and collateralized mortgage obligations are U.S. government agency issued, and are primarily collateralized by 15-year residential mortgage loans.
- All state and political subdivision securities are investment grade rated, many with credit enhancements.
- The expected weighted average life of Park's investment securities portfolio was 4.88 years at December 31, 2025.
- $177.7 million of the securities portfolio is unpledged.
- Park had a net unrealized loss on securities of $40.9 million, or 5.9% of the portfolio at December 31, 2025.
- Park did not hold any held-to-maturity securities at December 31, 2025.

(1) Securities portfolio ratings as of December 31, 2025.
Note: Financial data as of December 31, 2025 unless otherwise noted

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PARK NATIONAL CORPORATION

P A R K N A T I O N A L C O R P O R A T I O N Appendix

Senior Management P A R K N A T I O N A L C O R P O R A T I O N 30 David L. Trautman – Chairman of the Board – Age: 64 (42 years with Park) • Chairman of the Board since May 2019. • CEO from January 2014 of Park and Park National Bank until December 2025. • President of Park and Park National Bank from January 2005 through April 2019. • President of First-Knox National Bank, a division of Park National Bank, from 1997 through 2002, and its Chairman of the Board from 2001 to 2006. • Holds an MBA with honors from The Ohio State University. • Earned an A.B. from Duke University and joined Park immediately following graduation. Matthew R. Miller – CEO and President – Age: 47 (16 years with Park) • CEO of Park and Park National Bank since January 2026. • President of Park and Park National Bank since May 2019. • Executive Vice President of Park and Park National Bank from April 2017 through April 2019. • Chief Accounting Officer of Park and Park National Bank from December 2012 through March 2017. • Vice President of Accounting at Park National Bank from March 2009 through December 2012. • Prior to joining Park, worked for eight years at Deloitte LLP, serving clients in the financial services industry. • Earned a B.A. in accounting, graduating summa cum laude, from University of Akron.

Senior Management (continued) P A R K N A T I O N A L C O R P O R A T I O N 31 Brady T. Burt – Chief Financial Officer – Age: 53 (18 years with Park) • Chief Financial Officer of Park and Park National Bank since December 2012. • Chief Accounting Officer of Park and Park National Bank from April 2007 to December 2012. • Worked at Vail Banks, Inc. in various capacities from 2002 to 2006, including as CFO. • Earned a B.S. in accounting from Miami University. • Member of Board of Directors of Federal Home Loan Bank of Cincinnati, serving on each of the Audit Committee and the Risk Committee.

Experienced Management Team • Park National Bank’s management team consists of leaders with deep market knowledge. • The management team averages 25 years of banking experience. • The average team tenure with Park National Bank is approximately 18 years. P A R K N A T I O N A L C O R P O R A T I O N 32 Name Position Age Years with PNB Years in Industry Todd M. Bogdan Chief Operations Officer 57 9 37 Adrienne M. Brokaw Chief Auditor 58 12 26 Bryan M. Campolo Chief Credit Officer 41 19 19 Thomas M. Cummiskey Chief Wealth & Trust Officer 56 26 28 Malory Dcosta Chief Information Officer 52 3 22 Mark H. Miller Corporate Services Director 44 9 9 Laura F. Tussing Chief Banking Officer 44 21 21 Jeffrey A. Wilson Chief Risk Officer 59 21 29

2026 2027 2028 2029 2030 2031+ ≥3% $42,391,466 $2,169,356 $545,854 $799,074 $2,035,710 $2,520,030 <3% $1,571,464,50 $286,001,747 $353,134,672 $355,720,849 $482,860,608 $143,827,253 $- $200,000,000 $400,000,000 $600,000,000 $800,000,000 $1,000,000,000 $1,200,000,000 $1,400,000,000 $1,600,000,000 $1,800,000,000 Commercial Loan Repricing Rate Shock by Year <3% ≥3% 2026 40% 2027 9% 2028 12% 2029 14% 2030 17% 2031+ 8% Commercial Loan Repricing or Maturing by Year Commercial Loan Repricing P A R K N A T I O N A L C O R P O R A T I O N 1.3% of commercial repricing loans (1) (1) Of the $3.2 billion of commercial loans set to reprice at some point prior to maturity, only 1.3% are expected to reprice in 2026 at a rate of 3% or higher over their current rate based on prevailing market rates at 12/31/25 Note: Financial data as of December 31, 2025

2026 2027 2028 2029 2030 2031+ ≥3% $23,272,409 $623,016 $- $- $2,006,062 $1,395,878 <3% $582,673,878 $161,574,083 $246,991,302 $240,926,302 $304,912,978 $114,957,790 $- $100,000,000 $200,000,000 $300,000,000 $400,000,000 $500,000,000 $600,000,000 $700,000,000 CRE Loan Repricing Rate Shock by Year <3% ≥3% 2026 31% 2027 9% 2028 15% 2029 17% 2030 18% 2031+ 10% CRE Loan Repricing or Maturing by Year CRE Loan Repricing P A R K N A T I O N A L C O R P O R A T I O N 1.4% of CRE repricing loans (1) (1) Of the $1.7 billion of CRE loans set to reprice at some point prior to maturity, only 1.4% are expected to reprice in 2026 at a rate of 3% or higher over their current rate based on prevailing market rates at 12/31/25. Note: Financial data as of December 31, 2025

Installment Lending Portfolio P A R K N A T I O N A L C O R P O R A T I O N 35 Note: Financial data as of December 31, 2025 • Park National Bank’s installment portfolio includes $1.6B of indirect loans and $186MM of direct loans. • Balances have nearly doubled since first exceeding $1B in 2017. • Weighted average FICO credit score of the portfolio is over 780. Premier 52.35% A+ 26.98% A 15.14% B 4.64% C 0.50% D 0.40% Installment Loan Portfolio by Credit Tier Premier (FICO 780+ A+ (FICO 740 - 779) A (FICO 710 - 739) B (FICO 680 - 709) C (FICO 641 - 679) D (FICO < 640) Pre-2020 2020 2021 2022 2023 2024 2025 Premier (FICO 780+) 18,429,225 38,573,958 65,122,516 151,035,522 152,252,462 222,904,713 322,236,185 A+ (FICO 740 - 779) 13,710,092 17,436,253 33,527,338 75,950,348 85,736,941 119,574,533 154,206,339 A (FICO 710 - 739) 8,949,140 9,585,920 17,772,410 41,328,540 51,030,918 65,259,130 86,690,645 B (FICO 680 - 709) 3,312,274 1,883,252 5,015,638 10,555,267 15,840,289 23,736,856 25,678,573 C or D (FICO < 680) 1,224,235 271,355 873,015 1,651,921 3,305,522 4,470,274 4,894,513 - 100,000,000 200,000,000 300,000,000 400,000,000 500,000,000 600,000,000 700,000,000 800,000,000 ($ in 0 00 s) Installment Loan Balances by Origination Year/Credit Tier

Installment Lending Portfolio (continued) P A R K N A T I O N A L C O R P O R A T I O N 36 Note: Financial data as of December 31, 2025 Pre-2020 2020 2021 2022 2023 2024 2025 All Other 4,355,433 1,267,559 2,083,507 2,173,638 5,353,343 10,705,090 16,642,988 Watercraft 8,917,490 9,360,864 10,223,832 16,027,189 14,336,392 15,583,930 14,953,982 RVs 30,592,372 38,922,892 56,800,570 96,688,700 68,670,100 63,292,481 64,761,088 Auto 1,759,673 18,199,422 53,203,008 165,632,071 219,806,296 346,364,006 497,348,197 - 100,000,000 200,000,000 300,000,000 400,000,000 500,000,000 600,000,000 700,000,000 800,000,000 ($ in 0 00 s) Installment Loan Balances by Origination Year/Collateral Type

Specialty Lending • Park has successfully operated in the specialty finance area for many years, specifically focusing on turbo-prop and light jets and structured finance lending to non-bank consumer finance companies. Net charge-offs in specialty lending have not materially impacted Park’s overall net charge-off rates over the last 10 years. • Park acquired Scope Leasing, Inc. in the mid-1990’s. Scope follows the same conservative underwriting posture as the commercial loan portfolio. Its lending team has years of industry experience and maintains a narrow focus as to acceptable aircraft underlying loans. Scope had loans of $338.8 million, or 4.21% of total loans, outstanding as of December 31, 2025. Scope offers aircraft loans from $200,000 to $5 million to individuals, small businesses, and major corporations across the country. • Park entered the structured finance lending business in 2008. It features a traditional asset-based lending line of business with daily cash collections, periodic customer audits, and an attractive risk/reward dynamic. The structured finance loans consist of loans to non-bank consumer finance companies throughout the nation. These asset-based loans are collateralized by cash flows from individuals, typically from auto loans financed by the non-bank consumer finance company. These loans have conservative underwriting and are subject to intensive loan monitoring. Structured finance loans represented $274.1 million, or 3.40% of total loans, outstanding as of December 31, 2025. P A R K N A T I O N A L C O R P O R A T I O N 37 Note: Financial data as of December 31, 2025 unless otherwise noted. Structured Finance 3.40% Scope Aircraft Finance 4.21% All Other Loans 92.39%

83.2% 83.1% 83.1% 82.4% 81.8% 82.1% 81.9% 81.5% 4.9% 5.5% 5.0% 4.9% 4.9% 5.1% 4.8% 4.6% 11.9% 11.4% 11.9% 12.7% 13.4% 12.8% 13.3% 13.8% 0.0% 10.0% 20.0% 30.0% 40.0% 50.0% 60.0% 70.0% 80.0% 90.0% Q1 2024 Q2 2024 Q3 2024 Q4 2024 Q1 2025 Q2 2025 Q3 2025 Q4 2025 Insured Collateralized Exposed Insured Deposits Trend Uninsured deposits were largely unchanged QoQ and continue to represent a reasonable level of exposure to the overall balance sheet relative to available funding capacities. Note: Financial data as of December 31, 2025 unless otherwise noted.

Historical Borrowing Summary Note: Financial data as of December 31, 2025 unless otherwise noted. 0% 3% 6% 9% 12% 15% 18% 21% 24% - 200,000,000 400,000,000 600,000,000 800,000,000 1,000,000,000 1,200,000,000 1,400,000,000 1,600,000,000 Brokered Repurchase Agreements Brokered Deposits FHLB Advances FHLB Borrowings and Brokered Deposits/Repurchase Agreements as % of Total Liabilities

Reconciliation of Non-GAAP Financial Measures

Reconciliation of Average Shareholders' Equity to Average Tangible Equity

	For the Twelve Months Ended				For the Three Months Ended					For the Twelve Months Ended
	12/31/2021	12/31/2022	12/31/2023	12/31/2024	12/31/2024	3/31/2025	6/30/2025	9/30/2025	12/31/2025	12/31/2025
Average Shareholders' Equity	$ 1,065,460	$ 1,076,879	$ 1,097,143	$ 1,197,120	$ 1,247,680	$ 1,270,259	$ 1,290,041	$ 1,318,277	$ 1,341,399	$ 1,305,225
Less: Average Goodwill and Other Intangible Assets	167,993	166,337	164,960	163,669	163,221	162,938	162,664	162,400	162,152	162,536
Average Tangible Equity	**$ 897,467**	**$ 910,542**	**$ 932,183**	**$ 1,033,451**	**$ 1,084,459**	**$ 1,107,321**	**$ 1,127,377**	**$ 1,155,877**	**$ 1,179,247**	**$ 1,142,689**

Reconciliation of Total Shareholders' Equity to Tangible Equity

	As of				As of				
	12/31/2021	12/31/2022	12/31/2023	12/31/2024	12/31/2024	3/31/2025	6/30/2025	9/30/2025	12/31/2025
Total Shareholders' Equity	$ 1,110,759	$ 1,069,226	$ 1,145,293	$ 1,243,848	$ 1,243,848	$ 1,279,042	$ 1,294,480	$ 1,331,821	$ 1,352,793
Less: Goodwill and Other Intangible Assets	167,057	165,570	164,247	163,032	163,032	162,758	162,485	162,237	161,990
Tangible Equity	**$ 943,702**	**$ 903,656**	**$ 981,046**	**$ 1,080,816**	**$ 1,080,816**	**$ 1,116,284**	**$ 1,131,995**	**$ 1,169,584**	**$ 1,190,803**

Reconciliation of Total Assets to Tangible Assets

	As of				As of				
	12/31/2021	12/31/2022	12/31/2023	12/31/2024	12/31/2024	3/31/2025	6/30/2025	9/30/2025	12/31/2025
Total Assets	$ 9,560,254	$ 9,854,993	$ 9,836,453	$ 9,805,350	$ 9,805,350	$ 9,886,612	$ 9,949,578	$ 9,862,068	$ 9,805,013
Less: Goodwill and Other Intangible Assets	167,057	165,570	164,247	163,032	163,032	162,758	162,485	162,237	161,990
Tangible Assets	**$ 9,394,684**	**$ 9,690,746**	**$ 9,672,206**	**$ 9,642,318**	**$ 9,642,318**	**$ 9,723,854**	**$ 9,787,093**	**$ 9,699,831**	**$ 9,643,023**

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PARK NATIONAL CORPORATION

Reconciliation of Non-GAAP Financial Measures (continued)

Reconciliation of Fully Taxable Equivalent Net Interest Income to Net Interest Income

	For the Twelve Months Ended				For the Three Months Ended					For the Twelve Months Ended
	12/31/2021	12/31/2022	12/31/2023	12/31/2024	12/31/2024	3/31/2025	6/30/2025	9/30/2025	12/31/2025	12/31/2025
Interest Income	$ 345,853	$ 378,247	$ 471,670	$ 522,965	$ 133,613	$ 132,200	$ 136,496	$ 138,952	$ 136,892	$ 544,540
Fully Taxable Equivalent Adjustment	2,911	3,541	3,726	2,432	617	607	675	685	687	2,654
Fully Taxable Equivalent Interest Income	$ 348,764	$ 381,788	$ 475,396	$ 425,397	$ 134,230	$ 132,807	$ 137,171	$ 139,637	$ 137,579	$ 547,194
Less: Interest Expense	15,960	31,188	98,557	124,946	30,168	27,823	27,505	27,935	23,966	107,229
Fully Taxable Equivalent Net Interest Income	**$ 332,804**	**$ 350,600**	**$ 376,839**	**$ 400,451**	**$ 104,062**	**$ 104,984**	**$ 109,666**	**$ 111,702**	**$ 113,613**	**$ 439,965**

Reconciliation of Pre-Tax, Pre-Provision Net Income

	For the Twelve Months Ended				For the Three Months Ended					For the Twelve Months Ended
	12/31/2021	12/31/2022	12/31/2023	12/31/2024	12/31/2024	3/31/2025	6/30/2025	9/30/2025	12/31/2025	12/31/2025
Net Income	$ 153,945	$ 148,351	$ 126,734	$ 151,420	$ 38,630	$ 42,157	$ 48,119	$ 47,158	$ 42,639	$ 180,073
Plus: Income Taxes	34,290	32,108	26,870	33,305	8,703	9,046	11,228	10,940	10,036	41,250
Plus: Provision for (Recovery of) Credit Losses	(11,916)	4,557	2,904	14,543	3,935	756	2,853	4,030	3,849	11,488
Pre-Tax, Pre-Provision Net Income	**$ 176,319**	**$ 185,016**	**$ 156,508**	**$ 199,268**	**$ 51,268**	**$ 51,959**	**$ 62,200**	**$ 62,128**	**$ 56,524**	**$ 232,811**

Calculation of Allowance for Credit Losses / Loans

	As of				As of				
	12/31/2021	12/31/2022	12/31/2023	12/31/2024	12/31/2024	3/31/2025	6/30/2025	9/30/2025	12/31/2025
Allowance for Credit Losses	$ 83,197	$ 85,379	$ 83,745	$ 87,966	$ 87,966	$ 88,130	$ 89,785	$ 91,758	$ 92,973
Loans	6,871,122	7,141,891	7,476,221	7,817,128	7,817,128	7,883,735	7,963,221	7,992,753	8,051,242
Allowance for Credit Losses / Loans	**1.21%**	**1.20%**	**1.12%**	**1.13%**	**1.13%**	**1.12%**	**1.13%**	**1.15%**	**1.15%**

**Tangible book value = Tangible equity divided by common shares outstanding at period end. Tangible equity equals total shareholders' equity less goodwill and other intangible assets, in each case at the end of the period.*

**Return on Average Tangible Equity = Net income for each period divided by average tangible assets during the period. Average tangible assets equal average assets less average goodwill and other intangible assets, in each case during the applicable period.*

**Efficiency ratio is calculated by dividing total other expense by the sum of fully taxable equivalent net interest income and other income. Fully taxable equivalent net interest income reconciliation is shown assuming a 21% corporate federal income tax rate.*

**Net interest margin is calculated on a fully taxable equivalent basis by dividing fully taxable equivalent net interest income by average interest earning assets, in each case during the applicable period.*

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PARK NATIONAL CORPORATION

Reconciliation of Shareholders’ Equity to Tangible Common Equity First Citizens Bancshares, Inc. Reconciliation of Non-GAAP Financial Measures (continued) 42 Year Ended December 31, ($ in thousands) 2022 2023 2024 2025 Shareholders' Common Equity 153,355$ 180,722$ 180,634$ 224,296$ ( - ) Goodwill and other intangible assets 22,602 22,452 22,340 22,340 Tangible Common Equity 130,753$ 158,270$ 158,294$ 201,956$

Park National Corporation P A R K N A T I O N A L C O R P O R A T I O N